Exhibit (i)

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON LOS ANGELES	NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
FOUNDED 1866

September 14, 2010

Mirae Asset Discovery Funds

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

We have acted as counsel for Mirae Asset Discovery Funds, a statutory trust organized under the laws of the State of Delaware (the “Trust”), in connection with the filing of Pre-Effective Amendment No. 2 to its Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”) (File Nos. 333-166018 and 811-22406) (the “Registration Statement”).  Included in the Registration Statement are the series of the Trust and the classes of shares of beneficial interest into which such series are divided (the “Shares”) as set forth on Exhibit A.

As counsel to the Trust, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares in the manner referred to in the Registration Statement.  In addition, we have examined and are familiar with the Agreement and Declaration of Trust of the Trust, the By-Laws of the Trust, and such other documents as we have deemed relevant to the matters referred to in this opinion.

Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in accordance with the terms, conditions, requirements and procedures set forth in the Registration Statement, will be validly issued, fully paid and non-assessable beneficial interests in the Trust.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectuses and statements of additional information constituting parts thereof.

Very truly yours,

/s/ Sidley Austin LLP

SIDLEY AUSTIN LLP

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

EXHIBIT A

Series	Class

Global Emerging Markets Sector Leader Fund	Class A Class C Class I

Asia Sector Leader Fund	Class A Class C Class I

China Sector Leader Fund	Class A Class C Class I

Brazil Sector Leader Fund	Class A Class C Class I

Global Emerging Markets Great Consumer Fund	Class A Class C Class I

Asia Great Consumer Fund	Class A Class C Class I